Exhibit 99.1

Vivint Solar Reports First Quarter 2020 Results

LEHI, Utah, May 7, 2020 -- Vivint Solar, Inc. (NYSE: VSLR), today announced financial results for the first quarter ended March 31, 2020.

First Quarter 2020 Operating Highlights

Key operating and development highlights include:

•	MWs Installed of approximately 56 MWs for the quarter, up 23% over the year ago period. Total cumulative MWs installed were approximately 1,350 MWs.

•	Installations were 8,238 for the quarter. Cumulative installations were 196,529.

•	Estimated Gross Retained Value increased by approximately $88 million during the quarter to approximately $2.4 billion. Estimated Gross Retained Value per Watt at quarter end was $1.97.

•	Cost per Watt was $3.80, an increase from $3.54 in the fourth quarter of 2019 and an increase from $3.46 in the first quarter of 2019.

•	Margin created was $60 million, a 31% increase from the first quarter of 2019. Unlevered NPV per Watt was $1.06.

David Bywater, Vivint Solar’s chief executive officer, stated, “COVID-19 has been unlike any other crisis that we have experienced in our lifetimes. The health and safety of our customers and employees has been our greatest concern during this pandemic. We have responded by making painful but necessary changes to our sales practices and cost structure. Our team has shown great resilience and remains focused on the values of our business. Although our volumes have declined, we expect that navigating this crisis will make us a stronger and more nimble company in the future.”

Financing Activity

As of March 31, 2020, Vivint Solar had $45 million in undrawn capacity in the warehouse facility, $35 million in undrawn capacity in the 2019 forward flow loan facility, $66 million in undrawn capacity in the asset financing facility, and approximately 43 MWs of undeployed tax equity financing capacity. Subsequent to quarter end, Vivint Solar expanded an existing tax equity partnership providing an anticipated additional 28MWs of tax equity financing capacity.

Summary First Quarter 2020 Financial Results

$ amounts in millions, except per share data
	Three Months Ended Mar. 31
	2020	2019	YoY
Revenue:
Customer agreements and incentives	$51.3	$39.6	up 29%
Solar energy system and product sales	39.9	29.8	up 34%
Total Revenue	91.2	69.4	up 31%
Cost of revenue:
Customer agreements and incentives	52.8	40.2	up 31%
Solar energy system and product sales	22.0	17.3	up 28%
Total cost of revenue	74.9	57.5	up 30%
Gross profit	16.3	11.9	up 37%
Loss from operations	(51.9)	(41.2)	down 26%
Net loss attributable to common stockholders	$(40.3)	$(26.2)	down 53%
Net loss attributable per share to common stockholders	$(0.32)	$(0.22)	down 45%
Non-GAAP net loss per share	$(1.01)	$(0.74)	down 36%

Note: Totals may not sum due to rounding.

Guidance for the Second Quarter 2020

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements supersede all prior statements regarding projected 2020 financial results.

For the second quarter of 2020, Vivint Solar expects:

•	MWs Installed: 35 - 38 MWs

In addition, Vivint Solar is withdrawing its full year 2020 guidance that was provided on March 10, 2020.

Earnings Conference Call

Vivint Solar will host an investor conference call and live webcast today, Thursday, May 7, 2020, at 5:00 p.m. ET to discuss these financial results. To access the conference call, dial 1.833.513.0547 or 1.236.714.2204 for international callers. The conference ID is 286 1289. A listen-only webcast will be accessible on the investor relations page of Vivint Solar’s website at investors.vivintsolar.com/. Participants should follow the instructions provided on the website to download and install the necessary audio applications in advance of the call. In addition, the earnings presentation slides will be available on the investor relations page of the site by 5:00 p.m. ET along with this press release and the financial information discussed on today’s conference call at investors.vivintsolar.com/.

About Vivint Solar

Vivint Solar is a leading full-service residential solar provider in the United States. With the help of Vivint Solar, homeowners can power their homes with clean, renewable energy, typically achieving significant financial savings over time. Vivint Solar designs and installs solar energy systems for homeowners and offers monitoring and maintenance services. In addition to being able to purchase a solar energy system outright, homeowners may benefit from Vivint Solar's affordable, flexible financing options, including power purchase agreements, or lease agreements, where available. Vivint Solar also offers solar plus storage systems with LG Chem home batteries and electric vehicle chargers with ChargePoint Home. For more information, visit www.vivintsolar.com or follow @VivintSolar on Twitter.

Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section

21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, including statements regarding Vivint Solar’s guidance for MWs Installed, undeployed tax equity financing capacity, growth prospects, and operating and financial results, such as estimates of nominal contracted payments remaining, estimated retained value, and estimated retained value per watt, including the assumptions related to the calculation of the foregoing metrics.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements should not be read as a guarantee of future performance or results, and they will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. These statements are based on current expectations and assumptions regarding future events and business performance as of the date of this press release, and they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including but not limited to: the continued negative impact of the COVID-19 pandemic on general economic conditions, the capital and credit markets, and Vivint Solar’s business, financial condition, liquidity and results of operations; the availability of additional financing on acceptable terms; changes in the retail price of traditional utility generated electricity; changes in electric utility policies and regulations; the availability of rebates, tax credits and other incentives, including solar renewable energy certificates, or SRECs, and other federal and state incentives; regulations and policies related to net metering; changes in regulations, tariffs and other trade barriers and tax policy affecting us and our industry; our ability to manage our recent and future growth, product offering mix, and costs effectively, including attracting, training and retaining sales personnel and solar energy system installers; the availability and price of solar panels and other system components, the potential inaccuracy of the assumptions employed in calculating our operating metrics; the course and outcome of litigation and investigations; and such other risks identified in the registration statements and reports that Vivint Solar files with the U.S. Securities and Exchange Commission, or SEC, from time to time. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in those statements will be achieved or will occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements. Except as required by law, Vivint Solar does not undertake and expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. You should read the documents Vivint Solar has filed with the SEC for more complete information about Vivint Solar. These documents are available on both the EDGAR section of the SEC’s website at www.sec.gov and the investor relations section of Vivint Solar’s website at investors.vivintsolar.com/.

Vivint Solar, Inc.
Condensed Consolidated Unaudited Balance Sheets
(In thousands)

	March 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$131,077	$166,048
Accounts receivable, net	25,952	24,314
Inventories	14,383	20,576
Prepaid expenses and other current assets	33,838	41,137
Total current assets	205,250	252,075
Restricted cash and cash equivalents	94,611	89,892
Solar energy systems, net	1,854,904	1,759,861
Property and equipment, net	20,888	17,500
Other non-current assets, net	683,012	680,062
TOTAL ASSETS	$2,858,665	$2,799,390
LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY
Current liabilities:
Accounts payable	$52,355	$59,007
Distributions payable to non-controlling interests and redeemable non-controlling interests	7,474	10,253
Accrued compensation	28,892	34,149
Current portion of long-term debt	24,396	16,405
Current portion of deferred revenue	24,631	40,715
Current portion of finance lease obligation	2,497	2,274
Accrued and other current liabilities	72,410	78,539
Total current liabilities	212,655	241,342
Long-term debt, net of current portion	1,548,228	1,483,256
Deferred revenue, net of current portion	20,383	17,631
Finance lease obligation, net of current portion	6,669	6,443
Deferred tax liability, net	604,473	583,695
Other non-current liabilities	137,245	74,423
Total liabilities	2,529,653	2,406,790
Commitments and contingencies
Redeemable non-controlling interests	116,481	115,384
Stockholders’ equity:
Common stock	1,247	1,231
Additional paid-in capital	596,589	591,639
Accumulated other comprehensive loss	(39,621)	(20,436)
Accumulated deficit	(422,546)	(381,961)
Total stockholders’ equity	135,669	190,473
Non-controlling interests	76,862	86,743
Total equity	212,531	277,216
TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY	$2,858,665	$2,799,390

Vivint Solar, Inc.
Condensed Consolidated Unaudited Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2020	2019
Revenue:
Customer agreements and incentives	$51,276	$39,603
Solar energy system and product sales	39,875	29,768
Total revenue	91,151	69,371
Cost of revenue:
Cost of revenue—customer agreements and incentives	52,823	40,191
Cost of revenue—solar energy system and product sales	22,048	17,263
Total cost of revenue	74,871	57,454
Gross profit	16,280	11,917
Operating expenses:
Sales and marketing	39,608	29,634
Research and development	556	469
General and administrative	28,026	23,049
Total operating expenses	68,190	53,152
Loss from operations	(51,910)	(41,235)
Interest expense, net	21,632	19,127
Other expense, net	28,358	1,385
Loss before income taxes	(101,900)	(61,747)
Income tax expense	23,414	27,487
Net loss	(125,314)	(89,234)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(85,054)	(62,992)
Net loss attributable to common stockholders	$(40,260)	$(26,242)
Net loss attributable per share to common stockholders:
Basic and diluted	$(0.32)	$(0.22)
Weighted-average shares used in computing net loss attributable per share to common stockholders:
Basic and diluted	123,922	120,307

Vivint Solar, Inc.
Condensed Consolidated Unaudited Statements of Cash Flows
(In thousands)

	Three Months Ended
	March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(125,314)	$(89,234)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	21,224	17,659
Deferred income taxes	27,937	27,727
Stock-based compensation	3,939	3,679
Loss on solar energy systems and property and equipment	4,811	1,233
Noncash interest and other expense	1,553	1,645
Reduction in lease pass-through financing obligation	(712)	(695)
Losses on interest rate swaps	28,358	1,384
Changes in operating assets and liabilities:
Accounts receivable, net	(1,948)	(5,785)
Inventories	6,193	1,725
Prepaid expenses and other current assets	6,227	2,746
Other non-current assets, net	(51,116)	(26,539)
Accounts payable	5,062	1,876
Accrued compensation	(5,460)	(4,068)
Deferred revenue	(13,332)	(2,731)
Accrued and other liabilities	(3,284)	(615)
Net cash used in operating activities	(95,862)	(69,993)
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for the cost of solar energy systems	(79,190)	(64,526)
Payments for property and equipment	(2,361)	(291)
Proceeds from disposals of solar energy systems and property and equipment	890	649
Purchase of intangible assets	(228)	—
Net cash used in investing activities	(80,889)	(64,168)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from investment by non-controlling interests and redeemable non-controlling interests	85,749	84,368
Distributions paid to non-controlling interests and redeemable non-controlling interests	(12,258)	(9,013)
Proceeds from long-term debt	77,373	61,355
Payments on long-term debt	(5,073)	(5,593)
Proceeds from lease pass-through financing obligation	877	864
Principal payments on finance lease obligations	(1,196)	(271)
Net proceeds from issuance of common stock	1,027	39
Net cash provided by financing activities	146,499	131,749
NET DECREASE IN CASH AND CASH EQUIVALENTS, INCLUDING RESTRICTED AMOUNTS	(30,252)	(2,412)
CASH AND CASH EQUIVALENTS, INCLUDING RESTRICTED AMOUNTS—Beginning of period	255,940	290,896
CASH AND CASH EQUIVALENTS, INCLUDING RESTRICTED AMOUNTS—End of period	$225,688	$288,484

Vivint Solar, Inc.
Key Operating Metrics

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Installations	8,238	9,558	6,514
Megawatts installed	56.1	66.4	45.6

	As of
	March 31,	December 31,	March 31,
	2020	2019	2019
Cumulative installations	196,529	188,291	161,112
Cumulative megawatts installed	1,350.1	1,294.0	1,106.5
Estimated nominal contracted payments remaining (in millions)	$4,636.6	$4,434.0	$3,795.8
Estimated retained value under energy contracts (in millions)	$1,747.7	$1,690.0	$1,549.7
Estimated retained value of renewal (in millions)	$630.6	$600.7	$501.0
Estimated gross retained value (in millions)	$2,378.3	$2,290.7	$2,050.7
Estimated gross retained value per watt	$1.97	$1.98	$2.04

Sensitivity Analysis for Retained Value

The following table provides quantitative sensitivity analysis of our estimate of retained value of solar energy systems under contracts as of March 31, 2020, including both the contracted and estimated renewal portion, at a range of discount rates (retained value amounts in millions):

	4%	6%	8%
Estimated retained value under energy contracts	$2,045.7	$1,747.7	$1,510.5
Estimated retained value of renewal	965.0	630.6	416.5
Total estimated gross retained value	$3,010.7	$2,378.3	$1,927.0

Non-GAAP Earnings per Share (EPS) Before Non-controlling Interests

We report GAAP EPS, which is based upon net loss attributable to common stockholders. We also report non-GAAP EPS. The difference between GAAP EPS and non-GAAP EPS is that non-GAAP EPS is based on net loss, which excludes net loss attributable to non-controlling interests and redeemable non-controlling interests. As we are in a net loss position for all periods reported, potentially issuable shares are excluded from the diluted EPS calculation since the effect would be antidilutive. Therefore, basic and diluted non-GAAP EPS are the same in each period presented.

Under GAAP accounting, we report net loss attributable to non-controlling interests and redeemable non-controlling interests to reflect our joint venture fund investors’ allocable share in the results of these joint venture investment funds. Net loss attributable to non-controlling interests and redeemable non-controlling interests is calculated based primarily on the hypothetical liquidation at book value, or HLBV, method, which assumes that the joint venture funds are liquidated at the reporting date, even though liquidation may or may not ever occur. Additionally, the returns that will be allocated to the investors over the expected terms of the investment funds may differ significantly from the amounts calculated under the HLBV method. Accordingly, we also report non-GAAP EPS based on our losses before net loss attributable to non-controlling interests and redeemable non-controlling interests per share, which we view as a better measure of our operating performance.  Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

According to this definition, the non-GAAP loss before the allocation of loss attributable to non-controlling interests and redeemable non-controlling interests per share was ($1.01) for the three months ended March 31, 2020.

Vivint Solar, Inc.
Reconciliation from GAAP EPS to Non-GAAP EPS
(In thousands, except per share data)

	Three Months Ended
	March 31, 2020		March 31, 2019
	Net Loss	EPS	Net Loss	EPS
Net loss attributable to common stockholders	$(40,260)	$(0.32)	$(26,242)	$(0.22)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(85,054)	(0.69)	(62,992)	(0.52)
Non-GAAP net loss	$(125,314)	$(1.01)	$(89,234)	$(0.74)
Weighted-average shares used in computing net loss per share		123,922		120,307

Glossary of Definitions

"Cost per Watt" represents the unit costs of installed solar energy systems on customers' premises. Please refer to Vivint Solar's Estimated Cost per Watt Methodology found on the investor relations page of Vivint Solar's website.

“Installations” represents the number of solar energy systems installed on customers’ premises.

“MWs or megawatts” represents the DC nameplate megawatt production capacity.

“MWs Installed” represents the aggregate megawatt nameplate capacity of solar energy systems for which panels, inverters, and mounting and racking hardware have been installed on customer premises in the period.

“Estimated Nominal Contracted Payments Remaining” equals the sum of the remaining cash payments that Vivint Solar’s customers are expected to pay over the term of their agreements for systems installed as of the measurement date. For a power purchase agreement, Vivint Solar multiplies the contract price per kilowatt-hour by the estimated annual energy output of the associated solar energy system to determine the estimated nominal contracted payments. For a customer lease, Vivint Solar includes the monthly fees and upfront fee, if any, as set forth in the lease.

“Estimated Gross Retained Value” represents the net cash flows, discounted at 6%, that Vivint Solar expects to receive from customers pursuant to long-term customer contracts plus the value of contracted SRECs net of estimated cash distributions to fund investors, debt associated with our forward flow facilities, and estimated operating expenses for systems installed as of the measurement date. For purposes of the calculation, Vivint Solar aggregates the estimated retained value from the solar energy systems during the typical 20 and 25 year terms of Vivint Solar’s contracts plus the value of contracted SRECs, which Vivint Solar refers to as estimated retained value under energy contracts, and the estimated retained value associated with an assumed 5 and 10 year renewal term following the expiration of the initial contract term, which Vivint Solar refers to as estimated retained value of renewal. To calculate estimated retained value of renewal, Vivint Solar assumes all contracts are renewed at 90% of the contractual price in effect at the expiration of the initial term.

“Estimated Gross Retained Value per Watt” is calculated by dividing the estimated retained value as of the measurement date by the aggregate nameplate capacity of solar energy systems under long-term customer contracts that have been installed as of such date, and is subject to the same assumptions and uncertainties as estimated retained value.

“Project Value” represents the net cash flows, discounted at 6% that Vivint Solar expects to receive from customers net of estimated distributions to fund investors and operating expenses, estimated utility and state incentives, and estimated finance proceeds from fund investors.

“NPV / Watt” represents the estimated weighted average unit margin of Vivint Solar’s PPA / Lease business and its system sales business. It is calculated by dividing Margin Created during the period by the total MWs Installed during the period.

“Margin Created” represents the estimated margin created during the period. It is the estimated expected value of the PPA / Lease agreements and the value of the system sales less the costs required to create the value. Specifically, it is the sum of the project value per Watt multiplied by MWs Installed – PPA/Lease and Revenue – solar energy system and product sales less total creation costs.

“Undeployed Tax Equity Financing Capacity” represents a forecast of the amount of megawatts that can be deployed based on committed available tax equity financing for energy contracts.

Investor Contact:

Rob Kain

Vice President of Investor Relations
855-842-1844

ir@vivintsolar.com

Press Contact:

Wyatt Semanek

Public Relations Manager
385-202-6577

pr@vivintsolar.com